Exhibit 99.1

MIVA, Inc.	Press Release

MIVA Contact	Racepoint Group, Inc.
Chrysi Philalithes	Doug Fraim
(212) 736-9151 x :212	(781) 487-4622
chrysi@miva.com	dfraim@racepointgroup.com

MIVA NAMES S. BRIAN MUKHERJEE, SENIOR VICE PRESIDENT,
NORTH AMERICA

NEW YORK– July 13, 2006 – MIVA, Inc., (NASDAQ: MIVA), a leading independent online advertising network, today announced the appointment of S. Brian Mukherjee as Senior Vice President, North America. In this newly appointed role, Brian will be responsible for MIVA’s North American operations and will report to CEO, Peter Corrao. He will be based at the Company's New York City offices.

Brian brings more than fifteen years of executive management, operating, strategy consulting and technology experience to MIVA, seven of which are in the Internet/Online Marketing industry. During this time Brian has built and successfully run sales & marketing, M&A, corporate & business development, professional services and engineering teams.

“We are delighted to have an executive of Brian’s caliber lead our North American operations" said Peter Corrao, MIVA’s CEO. “Brian has a wealth of strategic and operating experience and a track record of delivering results through focused execution.”

Brian joins MIVA from enterprise software company Selectica, Inc., where he was Vice President, Contract Management Solutions. While at Selectica, Brian was instrumental in acquiring Contract Management Solutions and helped accelerate revenue growth by leading and executing on the company’s Software as a Service (SaaS) vision. Previously, Brian was with Bluestreak, Inc., an online marketing technology company that provided third party ad serving, e-mail and online marketing services, as Vice President, Corporate and Business Development.

Prior to Bluestreak, Brian built and led the Corporate, Business Development and Professional Services groups at Cogit Corporation. Brian joined Cogit Corporation from Ernst & Young’s Strategy and New Product Development Practice Groups, where he led Consulting engagements for Global Fortune 500 companies in the telecommunications, software, computer peripherals and Internet sectors. Prior to Ernst & Young, Brian worked as an engineer for several years.

“I believe these are challenging yet exciting times for MIVA" said S. Brian Mukherjee, Senior Vice President, North America. “My goal is to help MIVA build on its extensive advertiser and partner relationships to accelerate a return to revenue growth and profitability in the long-term.”

Brian holds BE (Honors) and MS (Honors) degrees in Engineering, and an MBA (Honors) from University of Chicago, Graduate School of Business.

About MIVA

MIVA (NASDAQ:MIVA) is a leading independent online advertising network, dedicated exclusively to helping businesses grow. MIVA connects millions of buyers with sellers at exactly the right place and time. MIVA delivers qualified leads to advertisers, helps maximize revenue for partners, facilitates commerce for online merchants and provides relevant information to customers. The Company operates in North America, Europe and Asia.

Forward-looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "plan,""intend,""believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including (1) our ability to successfully execute upon our corporate strategies, and (2) our ability to attract and retain qualified key personnel. Additional key risks are described in MIVA's reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K for fiscal 2005 and our most recently filed Form 10-Q.

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